SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                               FIRST AMENDMENT TO
                                 CURRENT REPORT
                           ON FORM 8-K



             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934



Date of Report :  October 31, 1996
                 -----------------

(Date of earliest event reported) :     (October 4, 1996 )
                                        ------------------



                         MANAGEMENT TECHNOLOGIES, INC.
                         -----------------------------

             (Exact name of Registrant as specified in its Charter)


                                    NEW YORK
                                    --------

                 (State or other jurisdiction of incorporation)
     0-17206                              13-3029797
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Commission File No.                 I.R.S. Employer Identification


630 Third Avenue, New York, NY        10017
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Address of principal                         Zip Code
executive offices


      (212) 557-0022
--------------------

Registrant's telephone number,
including area code
ITEM 5.  OTHER EVENTS


     On October 4, 1996, the Registrant ("Management Technologies, Inc." or "the Company") placed $750,000 of its Series Y 6% convertible debenture (the "Series Y Debenture"), maturing December 31, 1997, with various parties, pursuant to a resolution of the Company's Board of Directors. The amounts placed the Series Y Debenture subscribers are as follows:
               Rana Investments Company                $450,000
               RCI Investment Fund Limited             $300,000

The Series Y Debenture is convertible at the lower of (i) the average closing bid for the market price of the Company's stock as traded on the Over-the-Counter market for a five (5) consecutive business days immediately preceding the closing date of the debenture or (ii) 70 % of the average closing bid for the market price of the Company's stock as traded on the Over-the-Counter market for a five (5) consecutive business days immediately preceding the conversion date.
     In addition, the Company agreed to pay a commission equal to 6% of the gross proceeds to PennyDome Ltd as compensation for arranging the placement of its Series Y Debenture. PennyDome Ltd is not an affiliate of the Company.

ITEM 7.  EXHIBITS
10.214         Form of  Series Y Convertible  Debenture, incorporated by
               reference to exhibit 10.214   to the Company's current report on
               Form 8-K dated October 30, 1996
10.215 Form of Offshore Securities Subscription Agreement, incorporated by reference to exhibit 10.215 to the Company's current report on Form 8-K dated October 30, 1996



                                   SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MANAGEMENT TECHNOLOGIES, INC.
                              -----------------------------

                              (Registrant)


                              /s/ Peter Morris
                                 ----------------------------------

                              Peter Morris
                              President & Chief Operating Officer
Dated:    New York, New York
          October 31,1996